Exhibit 99.1

Heska Corporation
Jon Aagaard
Investor Relations
970.619.3033
investorrelations@heska.com

Heska Corporation Reports First Quarter 2021 Results
Record Quarterly Revenue Growth Up 97.4% to $60.5 Million
North America Point of Care Lab Consumables Sales Up 23.9%
LOVELAND, CO, May 6, 2021 -- Heska Corporation (NASDAQ: HSKA; “Heska” or “Company”), a leading provider of advanced veterinary diagnostic and specialty products, reported financial results in two segments (North America and International) for its first quarter ended March 31, 2021. Point of Care is "POC" and scil animal care company GmbH is "scil" in this release.
First Quarter 2021 and Year Over Year ("YOY") Metrics
$ in millions except Earnings Per Share ("EPS")

	Q1 ($)	Q1 (%) YOY
Consolidated Revenue	$60.5	97.4%
North America Revenue	$37.3	34.8%
International Revenue	$23.2	[1]

	Q1 (%)	Q1 YOY bps[2]
Consolidated Gross Margin	42.1%	-180

	Q1	Q1 (%) YOY
Net income attributable to Heska	$1.9	135.4%
Net income	$2.1	138.7%
Net income margin	3.4%	[1]
Adjusted EBITDA	$8.4	[1]
Adjusted EBITDA Margin[3]	13.9%	[1]
EPS, Diluted	$0.19	127.1%
Non-GAAP EPS, Diluted[3]	$0.59	[1]
1 Comparable percentage variances are not meaningful. 2 "bps" is basis points. 3 See “Use of Non-GAAP Financial Measures” and related reconciliations provided below.
First Quarter 2021 Highlights
•Record quarterly revenue growth led by strong utilization, price, and mix in POC Lab Consumables, Imaging and International markets.
•North America POC Lab Consumables sales up 23.9%, ahead of 2021 Outlook (> 10%).

•North America sales up 34.8%. North America gross margin rose 176 bps compared to prior year, to 47.0% in the first quarter. As anticipated, consolidated gross margin was impacted by acquired lower scil margin in the International segment, which Heska continues to view as an opportunity. International sales and gross margin continued to progress in line with our goals.
•Key projects advanced within target for 2021 commercial launches, including Element AIM™, Element RCX, Element RC3X, Element i+®, Element COAG+™, Heskaview Specialty Services™ in digital cytology, Heskaview Cloud™, Heskaview Connect™, and others.

“I’m pleased to report a great start to the year," commented Kevin Wilson, Heska’s Chief Executive Officer and President. “Heska teams again outpaced goals across nearly all key metrics and demonstrated strong operational efficiency. While I won't attempt to comment on this quarter's entire (extensive) highlight reel, I will briefly touch on a handful of areas. In our North America segment, POC Lab Consumables sales grew 23.9% from expanding utilization, good market share, expanding menu, and strong end-user demand. Imaging grew 91.3%, benefiting from the work we did last year to reorganize and expand our sales force into a unified, customer-location structure. Our International segment delivered a very solid start to the year in nearly all geographies, with great momentum in POC Lab Consumables and adoption of our subscriptions model in select European markets. Research and development and commercial launches continued on target for our many announced projects. Heska install teams are prepared to place initial Element AIM™ units, on schedule, in the second quarter, and early wins in top hospitals for our new Heskaview Specialty Services™ digital cytology reaffirmed our enthusiasm for entry into professional services in the first quarter."
Mr. Wilson continued, “Also in the first quarter, we successfully raised substantial growth capital to go faster in launching new analyzer platforms, new test menus, new diagnostics services, and new international initiatives. While we are mindful of our competition and of the universal tendency for things to be difficult while going faster, the strong beginning to 2021 and the favorable setup for the rest of the year is highly encouraging. Our underlying markets are well positioned for the current macro-economic environment. Our many new initiatives are now launching in rapid fire succession. Our international move to subscriptions is progressing nicely. We have a rock-solid, growth-oriented balance sheet, our people and unique capabilities are second to none, and we continue to build great enterprise value and optionality within markets ripe for smart offense and collaboration. We have what customers need and want now, and we are building what customers will need and want for decades. These things are valuable. The first quarter highlight reel was indeed great … and lots of fun, and I'd like to thank and congratulate everyone who contributed," concluded Mr. Wilson.

First Quarter Financial Results
Revenue
North America Segment Revenue

	Q1 ($)	Q1 (%) YOY
North America Revenue	$37.3	34.8%
POC Lab Instruments & Other	$3.0	14.2%
POC Lab Consumables	$17.0	23.9%
POC Imaging	$6.7	91.3%
PVD[1]	$6.9	52.4%
OVP[2]	$3.8	12.9%
1 "PVD" is Pharmaceuticals, Vaccines and Diagnostic, and includes Tri-Heart® heartworm and Allercept® allergy testing and therapeutics.
2 "OVP" is former Other Vaccines and Pharmaceuticals segment contract manufacturing products.
Note: Numbers may not foot due to rounding.

International Segment Revenue

	Q1 ($)	Q1 (%) YOY
International Revenue	$23.2	[1]
POC Lab Instruments & Other	$3.0	[1]
POC Lab Consumables	$12.2	[1]
POC Imaging	$6.7	[1]
PVD[2]	$1.3	56.8%
1 Comparative calculations are not meaningful as International segment is primarily related to the acquisition of scil in April 2020.
2 "PVD" is Pharmaceuticals, Vaccines and Diagnostic, and includes allergy testing and therapeutics.

Profitability
Total operating expenses in the first quarter of 2021 were $24.5 million compared to $18.1 million in the first quarter of 2020. The increase is driven primarily by the impact related to the consolidation of our acquisitions' operations and higher stock-based compensation expense, partially offset by timing of research and development costs and lower one-time acquisition and other related costs incurred last year as part of the acquisition of scil.
Net income, diluted EPS, and non-GAAP diluted EPS were favorably impacted by increased revenue, higher gross profit, and better leveraged operating costs. Net income and diluted EPS were also favorably impacted by lower non-cash interest expense as a result of a change in accounting treatment related to the Company's Convertible Notes.
Liquidity
We continue to demonstrate a strong liquidity position with cash of $238.5 million, improved by common stock proceeds of approximately $165 million in the first quarter of 2021.

Earnings Conference Call
Heska management will conduct a conference call on May 6, 2021 at 9:00 a.m. MT (11:00 a.m. ET) to discuss the first quarter 2021 financial results. The conference call may be accessed by dialing 1-866-548-4713 within the United States and 1-323-794-2093 outside of the United States. The conference call access number is 9609613. The call will also be broadcast at https://ir.heska.com/events/. To participate, simply log on to the event prior to the call to register and download any necessary audio software. A telephone replay of the conference call will be available until May 20, 2021. The telephone replay may be accessed by dialing 1-844-512-2921 within the United States or 1-412-317-6671 outside of the United States. The replay access number is 9609613. The webcast will also be archived on www.heska.com for 90 days.
About Heska
Heska Corporation (NASDAQ: HSKA) manufactures, develops and sells advanced veterinary diagnostic and specialty healthcare products through its two business segments: North America and International. Both segments include Point of Care Lab testing instruments and consumables, digital imaging products, software and services, data services, allergy testing and immunotherapy, and single-use offerings such as in-clinic diagnostic tests and heartworm preventive products. The North America segment also includes private label vaccine and pharmaceutical production under third-party agreements and channels, primarily for herd animal health. For more information, please visit www.heska.com.

Forward-Looking Statements
This document contains forward-looking information related to the Company. These forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “believes,” “plans,” “anticipates,” “expects,” “intends,” “strategy,” “future,” “opportunity,” “may,” “will,” “should,” “could,” “potential,” or similar expressions. All of the statements in this document, other than historical facts, are forward-looking statements and are based on a number of assumptions that could ultimately prove inaccurate and cause actual results to materially deviate from forward-looking statements. Forward-looking statements in this document include, among other things, statements with respect to Heska's future financial and operating results, future sales, sales split percentages, sales geography percentages, market share, and strategic goals; the anticipated benefits of the scil acquisition; supplier availability; competing suppliers; any product's ability to performed and be recognized as anticipated, in particular when such product is under development; Heska’s ability to sell and market its products in an economically sustainable fashion, including related to varying customs, cultures, languages and sales cycles and uncertainties with foreign political and economic climates; the Company’s ability to integrate the acquired scil business within its existing operations; and new product development and release schedules.

Other factors that could cause actual results to differ materially from those matters expressed in or implied by such forward-looking statements include, among others, risks and uncertainties related to: the impact of the COVID-19 pandemic on consumer demand, our global supply chain and our financial and operational results; the success of third parties in marketing our products; outside business interests of our Chief Executive Officer; our reliance on third party suppliers and collaborative partners; our dependence on key personnel; our dependence upon a number of significant customers; competitive conditions in our industry; our dependence on third parties to successfully develop new products; our ability to market and sell our products successfully; expansion of our international operations; the impact of regulation on our business; the success of our acquisitions and other strategic development opportunities; our ability to develop, commercialize and gain market acceptance of our products; cybersecurity incidents and related disruptions and our ability to protect our stakeholders’ privacy; product returns or liabilities; volatility of our stock price; and our ability to service our convertible notes and comply with their terms. Such factors are set forth under “Risk Factors” in the Company’s most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q.
Use of Non-GAAP Financial Measures
In addition to financial measures presented on the basis of accounting principles generally accepted in the U.S. (“U.S. GAAP”), we also present first quarter 2021 and first quarter 2020 EBITDA (net income before income taxes, interest, depreciation and amortization), and Adjusted EBITDA, Adjusted EBITDA Margin and Non-GAAP earnings per share, which are non-GAAP measures. These measures should be viewed as a supplement to (not substitute for) our results of operations presented under U.S. GAAP. The non-GAAP financial measures presented may not be comparable to similarly titled measures of other companies because they may not calculate their measures in the same manner. A reconciliation of non-GAAP financial measures and most directly comparable GAAP financial measures is included in this release. Our management has included these measures to assist in comparing performance from period to period on a consistent basis.

HESKA CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF (LOSS) INCOME
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended March 31,
	2021	2020
Revenue, net	$60,503	$30,654
Cost of revenue	35,033	17,206
Gross profit	25,470	13,448

Operating expenses:
Selling and marketing	10,907	7,380
Research and development	1,186	2,128
General and administrative	12,359	8,558
Total operating expenses	24,452	18,066
Operating income (loss)	1,018	(4,618)
Interest and other expense, net	526	2,199
Income (loss) before income taxes and equity in losses of unconsolidated affiliates	492	(6,817)
Income tax expense (benefit):
Current income tax expense	641	25
Deferred income tax benefit	(2,206)	(1,533)
Total income tax benefit	(1,565)	(1,508)

Net income (loss) before equity in losses of unconsolidated affiliates	2,057	(5,309)
Equity in losses of unconsolidated affiliates	(186)	(130)
Net income (loss) after equity in losses of unconsolidated affiliates	1,871	(5,439)
Net loss attributable to redeemable non-controlling interest	—	(151)
Net income (loss) attributable to Heska Corporation	$1,871	$(5,288)

Basic earnings (loss) earnings per share attributable to Heska Corporation	$0.20	$(0.70)
Diluted earnings (loss) earnings per share attributable to Heska Corporation	$0.19	$(0.70)

Weighted average outstanding shares used to compute basic earnings (loss) per share attributable to Heska Corporation	9,478	7,568
Weighted average outstanding shares used to compute diluted earnings (loss) per share attributable to Heska Corporation	9,844	7,568

HESKA CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	March 31,	December 31,
	2021	2020

ASSETS
Current Assets:
Cash and cash equivalents	$238,455	$86,334
Accounts receivable, net of allowance for doubtful accounts of $760 and $769, respectively	29,891	31,080
Inventories	39,357	40,037
Net investment in leases, current, net of allowance for doubtful accounts of $209 and $192, respectively	4,933	4,794
Prepaid expenses	4,485	3,875
Other current assets	5,641	5,155
Total current assets	322,762	171,275

Property and equipment, net	34,863	35,542
Operating lease right-of-use assets	5,089	5,457
Goodwill	89,968	88,276
Other intangible assets, net	53,879	55,992
Deferred tax asset, net	16,758	5,694
Net investment in leases, non-current	15,939	15,789
Investments in unconsolidated affiliates	6,518	6,704
Related party convertible note receivable, net	6,709	6,671
Promissory note receivable from investee, net	8,743	—
Other non-current assets	8,345	8,439
Total assets	$569,573	$399,839

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$14,958	$15,119
Accrued liabilities	14,920	18,055
Operating lease liabilities, current	2,015	2,087
Deferred revenue, current, and other	5,893	6,854
Total current liabilities	37,786	42,115

Convertible notes, non-current, net	83,721	48,459
Deferred revenue, non-current	4,483	4,667
Other long-term borrowings	566	554
Operating lease liabilities, non-current	3,571	3,858
Deferred tax liability	11,432	11,856
Other liabilities	2,741	1,277
Total liabilities	144,300	112,786

Total stockholders' equity	425,273	287,053
Total liabilities and stockholders' equity	$569,573	$399,839

HESKA CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP NET (LOSS) INCOME TO NON-GAAP ADJUSTED EBITDA
($ in thousands)
(unaudited)

	Three Months Ended March 31,
	2021	2020
Net income (loss)[1]	$2,057	$(5,309)
Income tax (benefit)	(1,565)	(1,508)
Interest expense	531	2,113
Depreciation and amortization	3,571	1,374
EBITDA	$4,594	$(3,330)
Acquisition-related and other one-time costs[2]	155	3,874
Stock-based compensation	3,837	353
Equity in losses of unconsolidated affiliate	(186)	(130)
Net loss attributable to non-controlling interest	—	151
Adjusted EBITDA	$8,400	$918
Net income (loss) margin[3]	3.4%	(17.3)%
Adjusted EBITDA margin[3]	13.9%	3.0%

1 Net income (loss) used for reconciliation represents the "Net income (loss) before equity in losses of unconsolidated affiliates."

2 To exclude the effect of one-time charges of $0.2 million for the three months ending March 31, 2021, and $3.9 million for the three months ending March 31, 2020 incurred as part of acquisition and other related costs.

3 Net income (loss) margin and adjusted EBITDA margin are calculated as the ratio of net income (loss) and adjusted EBITDA, respectively, to revenue.

HESKA CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP NET INCOME (LOSS) PER DILUTED SHARE
($ in thousands)
(unaudited)

	Three Months Ended March 31,
	2021	2020
GAAP net income (loss) attributable to Heska per diluted share	$0.19	$(0.70)
Acquisition-related and other one-time costs[1]	0.02	0.51
Amortization of acquired intangibles[2]	0.14	0.02
Purchase accounting adjustments related to inventory and fixed asset step-up3	0.02	—
Amortization of debt discount and issuance costs	—	0.20
Stock-based compensation	0.39	0.05
Loss on equity method investee transactions	0.02	0.02
Estimated income tax effect of above non-GAAP adjustments[4]	(0.19)	(0.24)
Non-GAAP net income (loss) per diluted share	$0.59	$(0.14)

Shares used in diluted per share calculations	9,844	7,568

1 To exclude the effect of one-time charges of $0.2 million for the three months ending March 31, 2021, and $3.9 million for the three months ending March 31, 2020 incurred as part of acquisition and other related costs.

2 To exclude the effect of amortization of acquired intangibles of $1.4 million in the three months ended March 31, 2021, compared to $0.1 million in the three months ended March 31, 2020. These costs were incurred as part of the purchase accounting adjustments for the acquisitions of scil, Optomed and CVM.

3 To exclude the effect of purchase accounting adjustments for inventory and fixed asset step up amortization of $0.2 million for the three months ended March 31, 2021, which we did not have in the three months ended March 31, 2020.

4 Represents income tax expense utilizing an estimated effective tax rate that adjusts for non-GAAP measures including: acquisition-related and other one-time costs (excluding items which are not deductible for tax of $60 thousand cost for the three months ended March 31, 2021), amortization of acquired intangibles, purchase accounting adjustments, amortization of debt discount and issuance costs, and stock-based compensation. This incorporates the discrete tax benefits related to stock-based compensation of $0.5 million for the three months ended March 31, 2021 and to $0.3 million for the three months ended March 31, 2020. Adjusted effective tax rates are approximately 25% for both periods presented.